Exhibit 10.58

AMENDMENT NO. 13
TO THE
ENSCO SAVINGS PLAN
(As Revised and Restated Effective January 1, 1997)

       THIS AMENDMENT NO. 13, executed this 4th day of November, 2008, and effective as of the dates specified herein, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

WITNESSETH:

       WHEREAS, the Company revised and restated the ENSCO Savings Plan (the "Plan"), effective January 1, 1997, except for certain provisions for which another effective date was subsequently provided elsewhere in the terms of the Plan, to (i) incorporate the prior amendments to the Plan, (ii) incorporate such other provisions as were necessary due to the merger of the Penrod Thrift Plan and the Dual 401(k) Plan into the Plan, (iii) clarify the definition of "annual compensation" used for nondiscrimination testing under Sections 401(k) and 401(m) of the Code, and (iv) bring the Plan into compliance with the Internal Revenue Code of 1986, as amended (the "Code"), as modified by the Small Business Job Protection Act of 1996, the General Agreement on Tariffs and Trade under the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, as well as all applicable rules, regulations and administrative pronouncements enacted, promulgated or issued since the date the Plan was last restated;

       WHEREAS, the Company adopted Amendment No. 1 to the revised and restated Plan, effective January 1, 2002, to reflect the proposed Treasury regulations (the "Proposed Regulations") issued under Section 401(a)(9) of Code;

       WHEREAS, the Company adopted Amendment No. 2 to the revised and restated Plan, effective as of January 1, 2002, except as specifically otherwise in Amendment No. 2, to (i) reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") which generally became applicable to the Plan effective as of January 1, 2002, and (ii) constitute good faith compliance with the requirements of EGTRRA;

       WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 15.6 of the Plan which have been clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the "Final Claims Procedure Regulations");

       WHEREAS, the Proposed Regulations for which the revised and restated Plan was amended by Amendment No. 1 were replaced by final Treasury regulations that were issued April 17, 2002 under section 401(a)(9) of the Code relating to required minimum distributions under Section 15.4 of the Plan (the "Final Required Minimum Distribution Regulations");

       WHEREAS, the Company acquired Chiles Offshore Inc. ("Chiles"), effective August 7, 2002, pursuant to a merger agreement among the Company, Chore Acquisition, Inc. ("Chore"), a wholly-owned subsidiary of the Company, and Chiles, whereby Chiles was merged with and into Chore, with Chore being the surviving company and continuing to exist as a wholly-owned subsidiary of the Company and the successor sponsor to Chiles of the Chiles Offshore Inc. 401(k) Retirement Savings Plan (the "Chiles 401(k) Plan");

       WHEREAS, the employees of Chiles that continued as employees of a subsidiary of the Company on and after August 7, 2002 continued to be eligible to participate in the Chiles 401(k) Plan through September 30, 2002 and then became eligible to participate in the Plan effective October 1, 2002;

       WHEREAS, the Chiles 401(k) Plan was merged into the Plan effective October 1, 2002 and the assets of the Chiles 401(k) Plan were transferred on October 1, 2002 from the trust established pursuant to the Chiles 401(k) Plan to the trust established pursuant to the Plan;

       WHEREAS, the Company adopted Amendment No. 3 to the revised and restated Plan, effective as of October 1, 2002, unless specifically provided otherwise in Amendment No. 3, to, among other things, (i) revise Section 15.6 of the Plan to provide that the administrator of the Plan shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Plan which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time, (ii) reflect the Final Required Minimum Distribution Regulations by amending Section 15.4 of the Plan consistent with the Model Amendment provided by the Internal Revenue Service in Rev. Proc. 2002-29, (iii) permit participation in the Plan on October 1, 2002 (the "Date of Participation") by all employees of Chiles who are both eligible to participate in the Chiles 401(k) Plan as of September 30, 2002 and are employed by the Company or a subsidiary of the Company on October 1, 2002, (iv) provide all employees of Chiles who begin to participate in the Plan as of the Date of Participation with credit for all actual service with Chiles for purposes of the eligibility and vesting provisions of the Plan, (v) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for at least three years of vesting service as of the Date of Participation shall continue to vest under the Plan in his account balance in the Plan pursuant to the vesting schedule contained in the Chiles 401(k) Plan, (vi) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for two years of vesting service as of the Date of Participation shall remain 40% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (vii) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for one year of vesting service as of the Date of Participation shall remain 20% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (viii) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall become fully vested in his account balance in the Plan as of the date he has both attained age 55 and received credit under the Plan for at least five years of vesting service, and (ix) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall be eligible for an in-service withdrawal from the Plan under Section 15.5(c) of the Plan once every six months after he has attained 59-1/2;

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       WHEREAS, the Company adopted Amendment No. 4 to the revised and restated Plan to retroactively amend the definition of Profit Sharing Entry Date in Section 1.16 of the Plan to conform the terms of Section 1.16 of the Plan to the actual operation of the Plan as authorized by Section 2.07(3) of Appendix B to Rev. Proc. 2002-47;

       WHEREAS, the Company adopted Amendment No. 5 to the revised and restated Plan to (i) reduce the service requirement to become eligible to participate in the 401(k) feature of the Plan, (ii) revise the requirements for an election to participate in the 401(k) feature of the Plan and for subsequent amendments to a salary reduction agreement, and (iii) increase the maximum deferral percentage that may be elected under a salary reduction agreement;

       WHEREAS, EGTRRA amended Section 401(a)(31)(B) of the Code to require that mandatory distributions of more than $1,000 from the Plan be paid in a direct rollover to an individual retirement plan as defined in Sections 408(a) and (b) of the Code if the distributee does not make an affirmative election to have the amount paid in a direct rollover to an eligible retirement plan or to receive the distribution directly and I.R.S. Notice 2005-5 provides that this provision becomes effective to the Plan for distributions on or after March 28, 2005;

       WHEREAS, the Company adopted Amendment No. 6 to the revised and restated Plan (i) effective as of September 1, 2005, to increase the normal retirement age under the Plan from age 60 to age 65, and (ii) effective as of March 28, 2005, to comply with the provisions of Section 401(a)(31)(B) of the Code, as amended by EGTRRA and the guidance issued in I.R.S. Notice 2005-5 relating to the application of the new rules in connection with automatic rollovers of certain mandatory distributions;

       WHEREAS, the Katrina Emergency Tax Relief Act of 2005 ("KETRA") amended the Code to immediately authorize tax-favored withdrawals and special provisions for loans from qualified retirement plans to provide relief relating to Hurricane Katrina;

       WHEREAS, the Company adopted Amendment No. 7 to the revised and restated Plan, effective as of October 3, 2005, to provide temporary relief to certain participants and related individuals affected by Hurricane Katrina in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;

       WHEREAS, the Gulf Opportunity Zone Act of 2005 amended the Code to expand the hurricane-related relief provided under KETRA to victims of Hurricane Rita and Hurricane Wilma;

       WHEREAS, the Company adopted Amendment No. 8 to the revised and restated Plan to provide temporary relief to certain participants and related individuals affected by Hurricane Rita and/or Hurricane Wilma in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;

       WHEREAS, the Company adopted Amendment No. 9 to the revised and restated Plan, effective January 1, 2007, to reduce the service requirement to become eligible to participate in the profit sharing feature of the Plan with respect to employees who are employed or reemployed after December 31, 2006;

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       WHEREAS, the Department of Treasury issued final regulations under Sections 401(k) and 401(m) of the Code which generally became applicable to the Plan effective as of January 1, 2006 (collectively the "Final 401(k)/401(m) Regulations");

       WHEREAS, the Company adopted Amendment No. 10 to the revised and restated Plan (i) effective as of January 1 2006, to reflect the Final 401(k)/401(m) Regulations and to constitute good faith compliance with the Final 401(k)/(m) Regulations and (ii) effective as of January 1, 2007, to exclude Carl F. Thorne from further participation in the profit sharing feature of the Plan;

       WHEREAS, the Company adopted Amendment No. 11 to the revised and restated Plan, effective January 1, 2008, to (i) clarify that certain highly compensated employees are not permitted to amend their salary reduction contribution elections for a year during the year, and (ii) amend the vesting schedule in Section 14.2 of the Plan;

       WHEREAS, the Pension Protection Act of 2006 requires participant-directed individual account plans to provide quarterly benefit statements to the plans' participants providing certain specific information;

       WHEREAS, the Department of Labor issued final regulations relating to qualified default investment alternatives in participant-directed individual account plans which may become applicable to a plan effective on or after December 24, 2007 (the "Qualified Default Investment Alternatives Regulations");

       WHEREAS, the Company adopted Amendment No. 12 to the revised and restated Plan, to (i) amend, effective as of January 1, 2008, the investment funds specified in Section 1.24 of the Plan available for participant direction of investment, (ii) amend, effective June 1, 2008, Section 1.24 and Section 22.8 of the Plan to provide a limitation on the portion of a participant's individual account that may be invested in Fund 5, (iii) amend, effective June 1, 2008, Section 3.1 of the Plan to provide for automatic enrollments, (iv) amend, effective as of January 1, 2007, Section 10.2 and Section 22.8 of the Plan to comply with the quarterly benefit statement requirements of the Pension Protection Act of 2006, (v) amend, effective June 1, 2008, Section 15.11 of the Plan to provide for eligible rollover distributions by non-spousal beneficiaries as permitted by the Pension Protection Act of 2006, and (vi) amend, effective June 1, 2008, Section 22.8 and Section 22.10 of the Plan to change the default investment fund and to specify related procedures in compliance with the Qualified Default Investment Alternatives Regulations governing the investment of the individual account of new participants with an employment or re-employment commencement date after May 31, 2008 who fail to affirmatively direct the investment of their individual accounts; and

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       WHEREAS, the Company now desires to adopt this Amendment No. 13 to the revised and restated Plan, to (i) amend, effective as of February 1, 2009, the investment funds specified in Section 1.24 of the Plan available for participant direction of investment, (ii) amend, effective January 1, 2009, except as otherwise specifically provided therein to the contrary, Article II and Section 3.1(b)(iv) of the Plan to provide for the exclusion from initial or continued eligibility to participate in the Plan of all employees of the Company and Affiliated Companies who become or may subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009, or would otherwise become or subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009 but for the fact that any such employee is not working outside the country of the employee's permanent residence, (iii) amend, effective January 1, 2008, Section 3.2 of the Plan to provide that an employer shall make additional matching contributions as of the last day of any plan year, commencing with the plan year ending December 31, 2008, to the extent the Plan administrator determines that a participant did not receive the same amount of matching contributions to which the participant was entitled for that plan year based on his salary reduction contributions and his annual compensation for that plan year, and (iv) amend, effective January 1, 2008, Section 7.4 of the Plan to provide for the exclusion of all participants and employees of the Company and Affiliated Companies who become or may subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009, or would otherwise become or subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009 but for the fact that any such employee is not working outside the country of the employee's permanent residence, from initial or continued eligibility to share in the allocation of any profit sharing contribution (as well as the forfeitures, if any, that may become allocable under Section 7.4 along with such profit sharing contributions) that may be made to the Plan under Section 3.3 for any plan year beginning on or after January 1, 2008;

       NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 13 to the Plan:

       1.       Section 1.24 of the Plan is hereby amended, effective as of February 1, 2009, to read as follows:

       Sec. 1.24  Investment Fund or Funds means one or more funds designated by the Administrator pursuant to Section 22.8 from time to time and maintained for the purpose of providing a vehicle for the investment of assets of the Trust Fund, in accordance with the directions of each Participant, Former Participant or Beneficiary with respect to his Individual Account, until such Investment Fund or Funds shall be eliminated by action of the Administrator. As of February 1, 2009, the Investment Funds shall be:

Fund 1:	T. Rowe Price Balanced Fund;
Fund 2:	T. Rowe Price Spectrum Growth Fund;
Fund 3:	T. Rowe Price Spectrum Income Fund;
Fund 4:	T. Rowe Price Stable Value Fund (formerly known as the T. Rowe Price Blended Stable Value Fund prior to May 1, 2000);
Fund 5:	Company Stock Fund;
Fund 6:	T. Rowe Price Equity Income Fund;
Fund 7:	Vanguard Institutional Index Fund;
Fund 8:	T. Rowe Price Blue Chip Growth Fund;
Fund 9:	T. Rowe Price Mid-Cap Growth Fund;
Fund 10:	Columbia Small Cap Value I Z Fund;
Fund 11:	Vanguard Total Bond Market Index Signal Fund;
Fund 12:	American Funds EuroPacific Growth R5 Fund;
Fund 13:	T. Rowe Price Retirement Income Fund;
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Fund 14:	T. Rowe Price Retirement 2005 Fund;
Fund 15:	T. Rowe Price Retirement 2010 Fund;
Fund 16:	T. Rowe Price Retirement 2015 Fund;
Fund 17:	T. Rowe Price Retirement 2020 Fund;
Fund 18:	T. Rowe Price Retirement 2025 Fund;
Fund 19:	T. Rowe Price Retirement 2030 Fund;
Fund 20:	T. Rowe Price Retirement 2035 Fund;
Fund 21:	T. Rowe Price Retirement 2040 Fund;
Fund 22:	T. Rowe Price Retirement 2045 Fund;
Fund 23:	T. Rowe Price Retirement 2050 Fund;
Fund 24:	T. Rowe Price Retirement 2055 Fund; and
Fund 25:	Perimeter Small Cap Growth Investor Fund.

The Administrator may direct the Trustee to invest one or more of such funds with a specified insurance company or mutual fund, or appoint an investment advisor as provided in Section 22.5 to manage the same and may also direct the Trustee to establish new Investment Funds or delete existing Investment Funds from time to time. Effective June 1, 2008, a Participant may direct that the assets of his Individual Account may be invested in Fund 5 only in accordance with the specific limitations of Section 22.8.

       2.       Article II of the Plan is hereby amended, effective January 1, 2009, except as otherwise specifically provided therein to the contrary, to read as follows:

ARTICLE II

ELIGIBILITY OF EMPLOYEES

       Sec. 2.1  Eligibility.  Except as provided in this Article II to the contrary, each Employee who was eligible to participate in either or both the 401(k) feature of the Plan and the profit sharing feature of the Plan on December 31, 2008 shall continue to be eligible to participate in that feature or those features of the Plan, as applicable, as of January 1, 2009. Each other Employee (i) shall be eligible to become a Participant in the 401(k) feature of the Plan as provided in Section 2.2 on the 401(k) Entry Date which coincides with or which next follows the date upon which he shall have both attained age 18 and completed a one-month Period of Service, and (ii) who is employed or is reemployed (without having previously satisfied the then-applicable service requirement of this Section 2.1 for the profit sharing feature of the Plan) by an Employer after December 31, 2008, shall be eligible to participate in the profit sharing feature of the Plan (subject to the allocation requirements of Section 7.4) on the Profit Sharing Entry Date which coincides with or which next follows the date upon which he shall have both attained age 18 and completed at least 90 days of employment with the Employer; provided, in each case, the Employee is employed by an Employer on the applicable Entry Date in a class of employment eligible for participation in the Plan.

       Sec. 2.2  Election to Participate.  An Employee who is eligible to become a Participant in the 401(k) feature of the Plan may do so by either (i) completing and timely returning the enrollment forms provided by the Administrator for that purpose or (ii) if allowed by the Administrator, timely giving an Interactive Electronic Communication, prior to the 401(k) Entry Date as of which he becomes eligible to commence participation in the 401(k) feature of the Plan, including forms or, if permitted, Interactive Electronic Communication, which (i) designate a Salary Reduction Contribution rate and authorize an Employer to reduce his Annual Compensation as provided in Section 3.1, (ii) designate a Beneficiary, and (iii) elect the Investment Funds to which his contributions are to be allocated. If an Employee does not elect to become a Participant in the 401(k) feature of the Plan when he first becomes eligible, he may thereafter elect to become a Participant in the 401(k) feature of the Plan as of any subsequent payroll period with respect to which he continues to be employed by an Employer in a class of employment eligible for participation in the Plan by either (i) completing such forms and timely returning them to the Administrator, or (ii) if allowed by the Administrator, timely giving an Interactive Electronic Communication.

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       An eligible Employee's participation in the 401(k) feature of the Plan shall commence on the 401(k) Entry Date or any subsequent payroll period with respect to which the Administrator timely receives his enrollment forms or, if applicable, he timely gives his Interactive Electronic Communication, in accordance with the provisions of this Section 2.2 and Section 3.1 and shall continue in effect until amended or terminated. For purposes of the Plan, an Employee's enrollment forms shall be considered to have been timely received by the Administrator or to have been timely given by Interactive Electronic Communication with respect to his 401(k) Entry Date or subsequent payroll period if the forms are received by the Administrator, or the Interactive Electronic Communication is given by the Employee, prior to that 401(k) Entry Date or the end of that subsequent payroll period and the Administrator determines, in its sole and absolute discretion, that it is administratively practicable to process his enrollment prior to that 401(k) Entry Date or the end of that subsequent payroll period. If the Administrator determines that it is not administratively practicable to process an Employee's enrollment prior to his 401(k) Entry Date or the end of a particular payroll period, his enrollment shall be effective as of the next succeeding payroll period. By signing such enrollment forms or, if allowed by the Administrator, by giving the enrollment forms by an Interactive Electronic Communication, the Employee agrees to be bound by all the terms and conditions of the Plan as then in effect or as thereafter amended.

       Sec. 2.3  Eligibility upon Reemployment.  Notwithstanding Section 2.1, each Employee who is not employed by an Employer in a class of employment eligible for participation on the Entry Date on which he would have been eligible to become a Participant in the Plan with respect to either the 401(k) feature or the profit sharing feature of the Plan, shall be eligible to become a Participant hereunder in that feature as of the first Entry Date for that feature following the date on which he resumes employment as an Employee with an Employer in a class of employment eligible for participation and either (i) timely submits his enrollment forms to the Administrator or (ii) if allowed by the Administrator, timely gives an Interactive Electronic Communication. The Administrator shall determine whether an Employee timely submitted his forms or, if applicable, timely gave an Interactive Electronic Communication, in accordance with the guidelines specified in Section 2.2.

       Sec. 2.4  Reemployment of Participant.  Except as provided in this Section, if the employment of a Participant terminates for any reason and he subsequently is reemployed as an Employee by an Employer in a class of employment eligible for participation, he shall be eligible to become a Participant as of the 401(k) Entry Date following the date he resumes employment as an Employee with an Employer and continues to be employed in a class of employment eligible for participation and either (i) timely submits his enrollment forms to the Administrator or (ii) if allowed by the Administrator, timely gives an Interactive Electronic Communication; provided that if the Participant had satisfied the eligibility requirements under Section 2.1 to participate in the 401(k) feature of the Plan but not the profit sharing feature of the Plan as of the date his employment terminated, he shall not be eligible to participate in the profit sharing feature of the Plan until he satisfies the eligibility requirements of Section 2.1 that are applicable to the profit sharing feature of the Plan. The Administrator shall determine whether an Employee timely submitted his forms or, if applicable, timely gave an Interactive Electronic Communication, in accordance with the guidelines specified in Section 2.2.

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       Sec. 2.5  Cessation of Participation.  A Participant shall immediately cease to be eligible for any further Matching Contributions to the Plan upon the occurrence of either of the following events:

       (a)  termination of his salary reduction agreement established pursuant to Section 3.1; or

       (b)  termination of his status as an Employee with all Employers for any reason.

If a Participant is included on December 31, 2008 in, or is subsequently transferred to, a class of employment not eligible for participation in the Plan but continues to be employed by an Affiliated Company, no further contributions to the Trust Fund shall be made by or on behalf of the Participant under the Plan with respect to periods on and after December 31, 2008 or the date of subsequent transfer, or such other earlier period specified in Section 2.9. Any Participant described in the preceding sentence may recommence his participation in the features of the Plan for which he was eligible on December 31, 2008 or at the time of the subsequent transfer to an ineligible class of employment if he is transferred back to an eligible class of employment and new enrollment forms are executed or, if allowed by the Administrator, an Interactive Electronic Communication is given, in accordance with Section 3.1. During the period of his employment in a class of employment not eligible for participation in the Plan, the Participant shall continue to (i) vest in his Employer Account, (ii) be eligible for withdrawals (subject to the requirements of Section 15.5), (iii) be permitted to transfer his Individual Account among the Investment Funds in accordance with the provisions of Section 22.8, and (iv) be permitted to change Beneficiaries in accordance with the provisions of the Plan.

       Sec. 2.6  Exclusion of Employees Covered by Collective Bargaining.  Notwithstanding Section 2.1, an Employee covered by a collective bargaining agreement between an Employer and a collective bargaining representative certified under the Labor Management Relations Act who is otherwise eligible to become a Participant under this Article II shall be considered to be employed in an ineligible class of employment and excluded from eligibility to participate in the Plan if retirement benefits were the subject of good faith bargaining between the Employee's representative and the Employer and if the agreement does not require the Employer to include such Employee in the Plan. An Employee who is a Participant in the Plan when he is excluded under the provisions of this Section 2.6 shall cease active participation in the Plan on the effective date of that collective bargaining agreement and shall not participate in Employer contributions while a member of the ineligible class, but shall not be considered to have terminated employment.

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       Sec. 2.7  Exclusion of Certain Employees who are Non-U.S. Taxpayers.  Notwithstanding Section 2.1, an Employee who is otherwise eligible to become or continue to be a Participant under this Article II shall be considered to be employed in an ineligible class of employment and excluded from eligibility to participate in the Plan if the Employee (i) is included on January 1, 2009 in, or subsequently transferred to, a class of employment eligible to participate on such date in the Ensco Multinational Savings Plan, or (ii) would be described in clause (i) of this sentence but for the fact that he is not employed and working outside the country of his permanent residence. An Employee who is a Participant in the Plan when he is excluded under the provisions of this Section 2.7 shall cease active participation in the Plan on the effective date of his inclusion in that ineligible class of employment and shall not participate in Employer contributions while employed in that ineligible class of employment, but shall not be considered to have terminated employment.

       Sec. 2.8  Eligibility Upon Entry or Reentry into an Eligible Class of Employees.  In the event a Participant is excluded because he is no longer a member of an eligible class of Employees as specified in this Article II, such Employee shall be eligible to become a Participant immediately upon his return to employment as an Employee of an Employer in an eligible class of Employees. In the event that an Employee who is not a former Participant in the Plan becomes a member of the eligible class, such Employee shall be eligible to become a Participant immediately if such Employee has satisfied the eligibility requirements of Section 2.1 and would have previously been eligible to become a Participant had he been in the eligible class.

       Sec. 2.9  Exclusion of Certain Employees from the Profit Sharing Feature of the Plan.  Notwithstanding the foregoing provisions of this Article II and any other provision of the Plan, (i) effective as of January 1, 2007, Carl F. Thorne shall be excluded from participation in the profit sharing feature of the Plan and the allocation of Employer profit sharing contributions, if any, under Section 7.4 (as well as the forfeitures, if any, that may become allocable under Section 7.4 along with such profit sharing contributions) that are made pursuant to Section 3.3 for any Year beginning on or after January 1, 2007, and (ii) effective as of January 1, 2008, all Participants and Employees of the Company and Affiliated Companies, including those Employees who are included on December 31, 2008 in, or subsequently transferred to, a class of employees not eligible for participation in the Plan and, as a result shall cease to be a Participant for purposes of certain provisions of the Plan as specified in Section 2.5, shall be excluded from participation in the profit sharing feature of the Plan and the allocation of Employer profit sharing contributions, if any, under Section 7.4 (as well as the forfeitures, if any, that may become allocable under Section 7.4 along with such profit sharing contributions) that are made pursuant to Section 3.3 for the Year beginning January 1, 2008 and for any Year beginning on or after January 1, 2009 with respect to which the Employee does not satisfy the allocation requirements of Section 7.4, including because he is employed in an ineligible class of employment on the last day of the Year.

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3. Section 3.1(b)(iv) of the Plan is hereby amended, effective January 1, 2009, to read as follows:
(iv) Transfer to Ineligible Employment or Termination of Employment. A Participant's salary reduction election shall terminate automatically if the Participant (A) is included on December 31, 2008, in, or is subsequently transferred to, a class of employment not eligible for participation in the Plan, or (B) if his employment as an Employee with all Employers terminates. Upon return of the Participant to an eligible class of employment as an Employee with an Employer, the Participant shall be permitted to execute a new salary reduction agreement or, if allowed, give an Interactive Electronic Communication, and resume having contributions made to the Trust Fund on his behalf under Section 3.1(a); provided that the effective date of the new salary reduction agreement shall be no earlier than the later of (A) the first day of the first payroll period during which the new salary reduction agreement is timely received in executed form by the Administrator or, if applicable, an Interactive Electronic Communication is timely given, or (B) the date the Participant resumes eligible employment as an Employee with an Employer. Transfers of Participants to different payroll systems among the Employers shall be administered by procedures established by the Administrator.

       4.       Section 3.2 of the Plan is hereby amended, effective January 1, 2008, to read as follows:

       Sec. 3.2  Employer Matching Contributions.  For each payroll period, an Employer may contribute hereunder as a Matching Contribution an amount equal to a stated dollar amount or a stated percentage of the Salary Reduction Contributions, if any, made for such payroll period on behalf of each Participant entitled to an allocation under Section 7.3; provided that the Salary Reduction Contributions made on behalf of each Participant for a payroll period for which an Employer shall make a Matching Contribution shall be considered only to the extent that it does not exceed 6% of the portion of the Participant's Annual Compensation paid during such payroll period, unless the governing body of the Company determines otherwise. If, as of the last day of any Year, the Administrator determines that a Participant did not receive the amount of Matching Contributions to which such Participant was entitled for the Year based on his Salary Reduction Contributions made during the Year and his Annual Compensation for the Year, his Employer shall make an additional Matching Contribution on behalf of such Participant in an amount necessary to provide the Participant with the Matching Contribution to which he is entitled for such Year. The Matching Contributions for a Year shall be determined by the governing body of the Company in its sole and absolute discretion; provided that the Administrator reserves the right to impose limits from time to time on the Matching Contributions that can be made by any Employer to the extent necessary to meet the limitations and restrictions of Article V. Matching Contributions made pursuant to this Section 3.2 shall be subject to the limitations and restrictions of Article V. The Matching Contributions, if any, made pursuant to this Section 3.2 shall be reduced by the forfeitures for such Year under Articles IV, V, XIV and XV that are designated under Section 14.5 by the Company to be applied to reduce the Matching Contributions for the Year and such forfeitures shall be allocated as provided in Section 7.3 in lieu of such contributions. If additional Salary Reduction Contributions are made on behalf of a Participant pursuant to Section 3.1(c), the Employer shall make the same Matching Contribution pursuant to this Section 3.2 for that Participant which would have been made with respect to such Salary Reduction Contributions if those Salary Reduction Contributions had actually been made on behalf of that Participant during that period of qualified military service.

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       5.       Section 7.4 of the Plan is hereby amended, effective January 1, 2008, to read as follows:

       Section 7.4  Allocation of Employer Profit Sharing Contributions Made Under Section 3.3 and Certain Forfeitures.  As of the last day of each Year, but after adjustment of the Individual Accounts as provided in Section 9.2, the Administrator shall direct the Recordkeeper to allocate the profit sharing contribution of the Employer, if any, made pursuant to Section 3.3 and certain forfeitures under Articles IV, V, XIV and XV, subject to the application of Section 14.5, for the Year and shall credit the same to the Employer Accounts of all Participants in the Plan who either (i) had their service with the Employer terminated by reason of death, retirement on or after Normal Retirement Age or Disability during the Year, or (ii) were in the service of the Employer on the last day of the Year, as follows:

Each such Participant shall be entitled to have his Employer Account credited with that proportion of the Employer's profit sharing contribution made pursuant to Section 3.3 and the forfeitures, if any, which were designated under Section 14.5 by the Company for allocation pursuant to this Section 7.4 for such Year which his Annual Compensation for such Year shall bear to the aggregate Annual Compensation for that Year of all Participants entitled to share in such allocation;

provided, however, effective January 1, 2008, all Participants and Employees of the Company and Affiliated Companies, including those Employees who are included on December 31, 2008 in, or subsequently transferred to, a class of employees not eligible for participation in the Plan and, as a result shall cease to be a Participant for purposes of certain provisions of the Plan as specified in Section 2.5, shall be excluded from participation in the profit sharing feature of the Plan and the allocation of Employer profit sharing contributions, if any, under this Section 7.4 (as well as the forfeitures, if any, that may become allocable under Section 7.4 along with such profit sharing contributions) that are made pursuant to Section 3.3 for the Year beginning January 1, 2008 and for any Year beginning on or after January 1, 2009 with respect to which the Employee does not satisfy the allocation requirements of this Section 7.4, including because he is employed in an ineligible class of employment on the last day of the Year.

For purposes of this Section 7.4, while a Participant is in qualified military service (within the meaning of chapter 43 of title 38, United States Code), he shall be considered to be in the service of the Employer and to receive Annual Compensation during any such period of qualified military service in an amount equal to the Annual Compensation he would have received during such period if he were not in such service, determined based on the rate of pay he would have received from the Employer but for the absence during the period of such service; provided, however, if the Annual Compensation the Participant would have received during such period is not reasonably certain, the Participant's average Annual Compensation from the Employer during the 12-month period immediately preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service) shall be used.

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IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 13 to be executed on the date first above written.
ENSCO INTERNATIONAL INCORPORATED By: /s/ Cary A. Moomjian, Jr. Cary A. Moomjian, Jr. Vice President
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